Exhibit 10.26

Director Compensation Arrangements

Compensation of Non-Employee Directors of the Corporation Upon Initial Election to the Board

Each non-employee director of Harvard Bioscience, Inc. (the “Corporation”) is entitled to receive a non-qualified stock option to purchase 30,000 shares of common stock of the Corporation vesting annually over three years and granted on the fifth business day following his or her initial election to the Board.

Annual Compensation of Non-Employee Directors of the Corporation

Each non-employee director will be entitled to receive an annual retainer in the amount of $35,000 paid in four equal quarterly installments. The Lead Director will be also entitled to receive an additional annual retainer of $35,000 paid in four equal quarterly installments. Each non-employee director member of the Audit Committee will be entitled to receive an additional annual retainer of $9,000 paid in four equal quarterly installments. Each non-employee director member of the Compensation Committee will be entitled to receive an additional annual retainer of $6,000 paid in four equal quarterly installments. Each non-employee member of the Governance Committee will be entitled to receive an additional annual retainer of $4,000 paid in four equal quarterly installments. The Committee Chairman of the Audit Committee will be entitled to receive an additional annual retainer of $18,000 paid in four equal quarterly installments. The Committee Chairman of the Compensation Committee will be entitled to receive an additional annual retainer of $12,000 paid in four equal quarterly installments. The Committee Chairman of the Governance Committee will be entitled to receive an additional annual retainer of $4,000 paid in four equal quarterly installments. Each non-employee director will also be entitled to receive an equity award having an aggregate Black-Scholes cash value of $60,000, rounded to the nearest 100 shares, vesting annually in equal installments over three years and granted on the fifth business day following the Corporation’s Annual Meeting of Stockholders, with such award to be evidenced by a grant of a non-qualified common stock option covering half of the value of the award and deferred stock awards of restricted stock units covering the remaining half. In addition, non-employee directors are reimbursed for their expenses incurred in connection with attending Board and Committee meetings.